Exhibit 99.1

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2010

Company posts a year-to-date profit of $7.8 million, while continuing to invest in key growth markets

SAN MATEO, Calif., July 22, 2010 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions, today announced its financial results for the three and six months ended June 30, 2010.

Financial highlights included:

•
Total revenue for the second quarter of 2010 was $1.0 million, as compared to $2.9 million for the quarter ended June 30, 2009, reflecting lower product and services revenue during a period of intense new product development.

•
Operating expense was $3.3 million for the second quarter of 2010, as compared to $2.8 million for the quarter ended June 30, 2009. The increase was due to additional investments in product development and engineering to develop new products in the Unified Communications (UC) and Virtual Desktop Infrastructure (VDI) markets.

•	Net loss in the second quarter of 2010 was $2.4 million, or $0.06 per basic and diluted share, as compared to a net loss of $151,000, or $0.00 per share, in the second quarter of 2009.
•
Cash and cash equivalents balance as of June 30, 2010 was $1.0 million. Cash generated from operations during the six months ended June 30, 2010 was $8.4 million, compared to cash used in operations of $3.0 million for the six months ended June 30, 2009.

•	Adjusted EBITDA profit (as described below) for the six months ended June 30, 2010 was $8.6 million compared to an adjusted EBITDA profit of $711,000 for the same period in 2009.
•	Avistar’s total debt balance was $3.7 million on June 30, 2010, a significant reduction from $11.3 million at December 31, 2009.

Bob Kirk, CEO of Avistar, said, “This quarter saw the continued development of a new line of products for emerging UC and VDI markets. With industry analysts predicting growth of VDI adoption reaching 49 million units by 2013, our investment in the Avistar C3 Integrator™ solution and our completely virtualized set of software endpoints and infrastructure is a key component in our revenue growth strategy. This architecture, plus our all-software and industry-leading suite of video conferencing components, make Avistar a unique value proposition to both OEM partners who want to expand the value of their communications portfolio and businesses that need to deploy a commercial-grade, scalable and economical desktop visual communications experience.”

Kirk added, “Based upon our successful OEM partnerships with IBM, Logitech, LifeSize and others, and our clients, some of which are rolling out as many as 30,000 Avistar endpoints, our business has a strong foundation and we expect that the investments we’ve now made in our VDI and UC offerings will lead to strong growth in the quarters ahead. As we’ve stated in earlier releases, we expect that all these factors, combined with strong VDI and UC market growth, will propel Avistar forward and allow us to emerge as the leader in software-based, desktop visual communications.”

Significant recent developments included:

•
Avistar’s Business Pro Edition was launched in June, adding Avistar’s next generation of advanced bandwidth management capabilities – the Avistar C3 Command™ solution, in addition to the Avistar C3 Call Control™ solution, delivering fully scalable endpoint registration, H.323 interoperability, call reporting and management, at a price point that is unrivaled in the video communications industry.

•
The Avistar C3 Integrator™ solution was demonstrated to key industry analysts such as Wainhouse Research at InfoComm 2010 – marking the industry’s first desktop visual communications application designed to operate and scale on a thin terminal and within a VDI environment.

•	The Avistar C3 Integrator™ solution was awarded Best of Synergy at Citrix Synergy, San Francisco.

Kirk concluded, “We’re seeing significant growth in our markets, and we fully intend to participate in that growth. Based upon innovative products, outstanding partnerships, and a driven sales, marketing and business development team, we see 2010 as a formative year for Avistar. I am confident that our entire team is working diligently to ensure our success.”

About Avistar Communications Corporation
Avistar (AVSR.PK) is an innovation leader in the unified visual communications industry, with more than 15 years of experience providing proven business-class desktop videoconferencing technology. Avistar’s solutions are used across a broad spectrum of industries with deployments ranging in size from 30-30,000 users. Avistar’s technology also helps to power solutions from IBM, LifeSize, Logitech and many other leading unified communications vendors. Avistar works with leading channel partners and resellers including AVI-SPL, Fontel, Jenne, Media Plus, SDG and Sotel in more than 40 countries. For more information, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding availability of funds under our line of credit, expansion of our product portfolio, the impact of our new products on our business, the future performance of our sales and distribution channels, the impact of changes in our pricing model, growth in our business and the videoconferencing industry, our ability to capture market share in the videoconferencing industry, future patent license royalty revenues and product revenues associated with our intellectual property and product businesses, and our positioning to emerge as a leader in the desktop visual communications industry. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission, including the company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the company as of the date of the release, and the company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of adjusted
EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

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Contact:

Elias MurrayMetzger Chief Financial Officer Avistar Communications Corporation +1 650-525-3300 emurraymetzger@avistar.com	Conway Communications Investor Relations +1 617-244-9682 maryconway@comcast.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended June 30, 2010 and 2009
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Revenue:
Product	$309	$1,599	$391	$2,946
Licensing and sale of patents	208	102	14,357	222
Services, maintenance and support	505	1,177	1,050	2,340
Total revenue	1,022	2,878	15,798	5,508
Costs and expenses:
Cost of product revenues*	85	288	238	663
Cost of services, maintenance and support revenues*	283	861	666	1,663
Income from settlement and patent licensing	-	(1,057)	-	(2,114)
Research and development*	1,565	975	3,504	1,886
Sales and marketing*	696	640	1,309	1,363
General and administrative*	1,023	1,211	2,137	2,434
Total costs and expenses	3,652	2,918	7,854	5,895
Income (loss) from operations	(2,630)	(40)	7,944	(387)
Other income (expense), net	(9)	(105)	(17)	(232)
Income (loss) before provision for (benefit from) income taxes	(2,639)	(145)	7,927	(619)
Provision for (benefit from) income taxes	(238)	6	99	(53)
Net income (loss)	$(2,401)	$(151)	$7,828	$(566)

Net income (loss) per share - basic	$(0.06)	$(0.00)	$0.20	$(0.02)
Net income (loss) per share - diluted	$(0.06)	$(0.00)	$0.20	$(0.02)
Weighted average shares used in calculating
basic net income (loss) per share	39,022	36,561	39,015	35,634
Weighted average shares used in calculating
diluted net income (loss) per share	39,022	36,561	39,428	35,634

*Including stock based compensation of:
Cost of products, services, maintenance and support revenue	$(7)	$62	$16	$122
Research and development	101	158	202	325
Sales and marketing	43	51	85	107
General and administrative	130	225	283	424
	$267	$496	$586	$978

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of June 30, 2010 and December 31, 2009
(in thousands, except share and per share data)

	June 30, 2010	December 31, 2009
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,009	$294
Accounts receivable, net of allowance for doubtful accounts of $31 and $13 at June 30, 2010 and December 31, 2009, respectively	516	1,027
Inventories	36	56
Prepaid expenses and other current assets	341	300
Total current assets	1,902	1,677
Property and equipment, net	205	147
Other assets	133	132
Total assets	$2,240	$1,956

Liabilities and Stockholders’ Equity (Deficit):
Current liabilities:
Line of credit	$3,700	$11,250
Accounts payable	776	807
Deferred services revenue and customer deposits	1,712	2,008
Income taxes payable	98	23
Accrued liabilities and other	1,087	1,409
Total current liabilities	7,373	15,497
Long-term liabilities:
Other liabilities	51	73
Total liabilities	7,424	15,570
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at June 30, 2010 and December 31, 2009; 40,205,219 and 40,159,466 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	40	40
Less: treasury common stock, 1,182,875 shares at June 30, 2010 and December 31, 2009, at cost	(53)	(53)
Additional paid-in-capital	103,106	102,504
Accumulated deficit	(108,277)	(116,105)
Total stockholders’ equity (deficit)	(5,184)	(13,614)
Total liabilities and stockholders’ equity (deficit)	$2,240	$1,956

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE AND SIX MONTHS ENDED JUNE 30, 2010 and 2009
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,
	2010	2009
	(unaudited)

Net loss	$(2,401)	$(151)
Other expense, net	9	105
Provision for (benefit from) income tax	(238)	6
Depreciation	63	61
EBITDA	(2,567)	21
Stock-based compensation expense	267	496
Adjusted EBITDA	$(2,300)	$517

	Six Months Ended June 30,
	2010	2009
	(unaudited)

Net income (loss)	$7,828	$(566)
Other expense, net	17	232
Provision for (benefit from) income tax	99	(53)
Depreciation	113	120
EBITDA	8,057	(267)
Stock-based compensation expense	586	978
Adjusted EBITDA	$8,643	$711

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the six months ended June 30, 2010 and 2009
(in thousands)

	Six Months Ended June 30,
	2010	2009
	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$7,828	$(566)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	113	120
Compensation on equity awards issued to consultants and employees	586	978
Provision for doubtful accounts	18	—
Changes in assets and liabilities:
Accounts receivable	493	(66)
Inventories	20	113
Prepaid expenses and other current assets	(41)	95
Deferred settlement and patent licensing costs	—	637
Other assets	(1)	—
Accounts payable	(31)	405
Deferred income from settlement and patent licensing and other	(22)	(2,701)
Deferred services revenue and customer deposits	(296)	(1,905)
Income taxes payable	75	(52)
Accrued liabilities and other	(322)	(25)
Net cash provided by (used in) operating activities	8,420	(2,967)
Cash Flows from Investing Activities:
Purchase of property and equipment	(171)	(40)
Net cash used in investing activities	(171)	(40)
Cash Flows from Financing Activities:
Line of credit payments	(11,250)	(3,900)
Proceeds from line of credit	3,700	1,975
Net proceeds from issuance of common stock	16	160
Net cash used in financing activities	(7,534)	(1,765)
Net increase (decrease) in cash and cash equivalents	715	(4,772)
Cash and cash equivalents, beginning of period	294	4,898
Cash and cash equivalents, end of period	$1,009	$126

Non-cash financing activities:
Debt converted to equity	$—	$2,940